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           [LETTERHEAD OF KIMBALL, KREINIK, PICKETT & GUGLIOTTI P.C]

                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 of our reports dated November 25, 1997, on our audits of the financial statements of Arden House, Inc., Care Communities, Inc., Madison Health Care Center, Inc., The Reservoir Limited Partnership and Simsbury Manor, Inc., provided all of the above appear exactly as presented in the draft form submitted for our approval today, April 30, 1998. We also consent to the references to our firm under the caption "Experts."



                             /s/ KIMBALL, KREINIK, PICKETT & GUGLIOTTI P.C.


Middlebury, Connecticut
April 30, 1998